Exhibit 99.1
Retail Ventures, Inc. Reports Second Quarter Operating Results
Columbus, Ohio, September 6, 2006 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the second quarter ended July 29, 2006.
•	Net sales for the thirteen-week period ended July 29, 2006 increased 2.7% to $684.5 million from $666.7 million for the quarter ended July 30, 2005, a $17.8 million increase over the prior year’s thirteen-week period. The Company’s comparable store sales for the thirteen-week period increased 0.6% when compared to the same period last year.

	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
Total Sales (in thousands):
Value City Department Stores	$290,362	$301,170	$604,789	$612,625
DSW	301,302	276,211	617,789	558,017
Filene’s Basement	92,844	89,353	183,443	176,137

	$684,508	$666,734	$1,406,021	$1,346,779

Comparable Sales Percentage:
Value City Department Stores	(2.2)%	(4.8)%	0.2%	(6.4)%
DSW	2.2	3.3	3.2	3.9
Filene’s Basement	5.4	1.6	5.0	1.8

	0.6%	(1.1)%	2.1%	(1.8)%

•	The net loss for the quarter was $16.0 million, or $(0.36) per share on a diluted basis, compared to a net loss of $157.3 million, or $(4.03) per share on a diluted basis last year.
The Company believes that the non-cash accounting charge associated with the change in fair value of warrants is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows:

	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
		(in thousands)
Operating loss:
Non GAAP operating profit (loss)	$11,818	$(2,182)	$26,481	$(11,614)
Change in fair value of warrants	(15,343)	(137,583)	(80,152)	(137,583)

GAAP operating loss	$(3,525)	$(139,765)	$(53,671)	$(149,197)

	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
	(in thousands, except per share amounts)
Net loss:
Non GAAP net loss	$(658)	$(19,668)	$(797)	$(31,127)
Change in fair value of warrants	(15,343)	(137,583)	(80,152)	(137,583)

GAAP net loss	$(16,001)	$(157,251)	$(80,949)	$(168,710)

Basic and diluted loss per share:
Non GAAP basic and diluted loss per share	$(0.02)	$(0.50)	$(0.02)	$(0.83)
Change in fair value of warrants	(0.34)	(3.53)	(1.86)	(3.66)

GAAP basic and diluted loss per share	$(0.36)	$(4.03)	$(1.88)	$(4.49)

Retail Ventures, Inc. is a leading off-price retailer operating as of July 29, 2006, 113 Value City Department Stores in the Midwest, mid-Atlantic and southeastern United States, 26 Filene’s Basement stores located primarily in major metropolitan areas in the northeast and midwest and 205 better-branded DSW stores in major metropolitan areas throughout the country. DSW also supplies shoes, under supply arrangements, to 214 locations for other non-related retailers in the United States.
Webcast and Conference Call
To hear the Company’s live second quarter earnings conference call, log on to www.retailventuresinc.com at 8:30 a.m. ET on Thursday, September 7, 2006. To hear a replay of the earnings call, which will be available approximately four hours after the conference call ends, dial 1-866-206-0173, followed by pin number 184512#. An audio replay of the conference call, as well as additional financial information, will also be available at www.retailventuresinc.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2006 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These risks and uncertainties include, without limitation: decline in demand for our merchandise, our ability to achieve our business plans, expected cash flow from operations, vendors and their factor relations, flow of merchandise, compliance with our credit agreements, our ability to strengthen our liquidity and increase our credit availability, the availability of desirable store locations on suitable terms, changes in consumer spending patterns, marketing strategies, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, seasonality of operations, changes in fuel and energy costs, changes in existing or potential duties, tariffs or quotas, paper and printing costs, the ability to hire and train associates, development of management information systems and other factors. Management undertakes no obligation to revise these forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 478-2208

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 29,	January 28,	July 30,
	2006	2006	2005
ASSETS
Cash and equivalents	$149,360	$138,731	$61,550
Short-term investments	46,925
Accounts receivable, net	20,414	19,259	16,278
Accounts receivable from related parties	376	437	848
Inventories	553,248	491,867	559,110
Prepaid expenses and other assets	27,399	26,814	31,982
Deferred income taxes	78,649	66,581	60,003

Total current assets	876,371	743,689	729,771

Property and equipment, net	261,443	269,126	277,091

Goodwill	25,899	25,899	25,899
Tradenames and other intangibles, net	37,095	39,217	41,338
Deferred income taxes and other assets	8,925	8,643	9,414

Total assets	$1,209,733	$1,086,574	$1,083,513

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$250,487	$221,444	$266,994
Accounts payable to related parties	5,413	4,901	4,480
Accrued expenses:
Compensation	30,317	35,085	24,742
Taxes	39,856	37,869	25,220
Other	98,148	88,403	95,074
Warrant liability	2,959	1,723	1,600
Warrant liability-related parties	168,778	168,680	162,177
Current maturities of long-term obligations	665	623	619

Total current liabilities	596,623	558,728	580,906

Long-term obligations, net of current maturities:
Non-related parties	152,649	115,995	77,317
Related parties	50,000	50,000	50,000
Other non-current liabilities	91,673	87,080	95,297
Deferred income taxes	44,299	45,829	40,868
Minority interest	125,502	112,396	104,716
Total shareholders’ equity	148,987	116,546	134,409

Total liabilities and shareholders’ equity	$1,209,733	$1,086,574	$1,083,513

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks Ended		Twenty-six-weeks ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
Net sales	$684,508	$666,734	$1,406,021	$1,346,779
Cost of sales	(409,557)	(407,362)	(840,445)	(819,015)

Gross profit	274,951	259,372	565,576	527,764
Selling, general and administrative expenses	(264,793)	(265,547)	(542,317)	(544,889)
Change in fair value of warrants	(15,343)	(137,583)	(80,152)	(137,583)
License fees and other income	1,660	3,993	3,222	5,511

Operating loss	(3,525)	(139,765)	(53,671)	(149,197)
Interest expense, net	(2,343)	(10,434)	(4,835)	(20,069)

Loss before income taxes and minority interest	(5,868)	(150,199)	(58,506)	(169,266)
Provision for income taxes	(4,473)	(7,775)	(10,319)	(167)

Loss before minority interest	(10,341)	(157,974)	(68,825)	(169,433)
Minority interest	(5,660)	723	(12,124)	723

Net loss	$(16,001)	$(157,251)	$(80,949)	$(168,710)

Basic and diluted loss per share	$(0.36)	$(4.03)	$(1.88)	$(4.49)

Basic and diluted shares used in calculation	45,013	39,037	43,037	37,600

Same store sales:
Value City Department Stores	(2.2)%	(4.8)%	0.2%	(6.4)%
DSW	2.2	3.3	3.2	3.9
Filene’s Basement	5.4	1.6	5.0	1.8

Total	0.6%	(1.1)%	2.1%	(1.8)%

Store and supply arrangement locations count at end of period:
Stores:
Value City Department Stores			113	114
DSW			205	184
Filene’s Basement			26	27

			344	325
Supply arrangement locations			214	207

Total			558	532

SOURCE: Retail Ventures, Inc.